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Exhibit 4.1.1

FIRST WAIVER TO THE LOAN AND SECURITY AGREEMENT

        THIS FIRST WAIVER, dated as of January 9, 2002 (this "Waiver"), among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender"), and BALLANTYNE OF OMAHA, INC., a Delaware corporation, DESIGN & MANUFACTURING, INC., a Nebraska corporation, XENOTECH RENTAL CORP., a Nebraska corporation, and XENOTECH STRONG, INC., a Nebraska corporation (collectively, the "Borrowers").

WITNESSETH:

        WHEREAS, Borrowers and Lender are parties to that certain Loan and Security Agreement, dated as of August 31, 2001 (as it may be amended, restated, modified or supplemented from time to time, the "Loan Agreement"), under which Lender agreed to make certain loans and extensions of credit to Borrower; and

        WHEREAS, Borrowers have requested that Lender waive certain Event of Default under Loan Agreement, as more fully set forth herein, and Lender is agreeable to such request only on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement and do hereby further agree as follows:

STATEMENT OF TERMS

        1.    Waiver of Default.    Lender hereby waives the Event of Default arising solely out of Borrowers' failure to meet the minimum Fixed Charge Coverage Ratio set forth in Schedule G to the Loan Agreement for the three month period ended November 30, 2001.

        2.    Representations and Warranties.    To induce Lender to enter into this Waiver, each Credit Party hereto hereby warrants, represents and covenants to Lender that: (a) each representation and warranty of the Credit Parties set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct on and as of the date hereof after giving affect to this Waiver as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period in which case it is true and correct as of such prior date or period), and no Default or Event of Default has occurred and is continuing as of this date under the Loan Agreement after giving effect to this Waiver; and (b) each Credit Party hereto has the power and is duly authorized to enter into, deliver and perform this Waiver, and this Waiver is the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

        3.    Conditions Precedent to Effectiveness of this Waiver.    The effectiveness of this Waiver is subject to the fulfillment of the following conditions precedent:

          (a)  Lender shall have received one or more counterparts of this Waiver duly executed and delivered by the Credit Parties hereto; and

          (b)  Any and all Guarantors of the Obligations shall have consented to the execution, delivery and performance of this Waiver and all of the transactions contemplated hereby by signing one or more counterparts of this Waiver in the appropriate space indicated below and returning same to Lender.

        4.    Continuing Effect of Loan Agreement.    Except as expressly modified hereby, the provisions of the Loan Agreement, and the Liens granted thereunder, are and shall remain in full force and effect and this Waiver shall be limited precisely as drafted and shall not constitute a waiver of any Event of Default or a modification of any terms and conditions of the Loan Agreement other than as expressly set forth herein. The granting of the Waiver shall not impose or imply an obligation on Lender to grant a waiver on any future occasion.

        5.    Counterparts.    This Waiver may be executed in multiple counterparts each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

        6.    Governing Law.    THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

        IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered as of the day and year first specified above.

BALLANTYNE OF OMAHA, INC.
By:	/s/ JOHN WILMERS Name: John Wilmers Title: President
DESIGN & MANUFACTURING, INC.
By:	/s/ JOHN WILMERS Name: John Wilmers Title: President
XENOTECH RENTAL, CORP.
By:	/s/ JOHN WILMERS Name: John Wilmers Title: President
XENOTECH STRONG, INC.
By:	/s/ JOHN WILMERS Name: John Wilmers Title: President
GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ MARIAN H. KAMMERER Name: Marian H. Kammerer Title: Duly Authorized Signatory

CONSENT OF GUARANTORS

        Each of the undersigned Guarantors does hereby consent to the execution, delivery and performance of the within and foregoing Waiver and confirms the continuing effect of such Guarantor's guarantee of the Obligations after giving effect to the foregoing Waiver.

        IN WITNESS WHEREOF, each of the undersigned Guarantors has executed this Consent of Guarantors as of the day and year first above set forth.

GUARANTORS:
STRONG WESTREX, INC.
By:	/s/ JOHN WILMERS Name: John Wilmers Title: President
BALLANTYNE OVERSEAS CORP.
By:	/s/ JOHN WILMERS Name: John Wilmers Title: President

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  Exhibit 4.1.1
FIRST WAIVER TO THE LOAN AND SECURITY AGREEMENT